Exhibit 99.1

LL Flooring Initiates Voluntary Chapter 11 Process

Pursuing Going-Concern Sale of Business

Secures Commitment for Debtor-in-Possession Financing to Support Operations

Continues To Serve Customers and Provide a Broad Range of Hard and Soft Surface Flooring

Both Online and in Stores

RICHMOND, Va. – August 11, 2024 – LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (NYSE: LL), today announced that the Company and certain of its subsidiaries have commenced voluntary Chapter 11 reorganization proceedings in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). LL Flooring intends to use these proceedings to pursue a going-concern sale of its business.

LL Flooring is generally operating in the normal course through this process and remains focused on providing customers with a broad range of hard and soft surface flooring and an exceptional shopping experience. The Company has more than 300 continuing stores across the U.S. that, along with its online platform, are open and continuing to serve customers with few changes to store operations and policies. In addition, LL Flooring entered into an agreement with Hilco Merchant Resources, LLC, to assist the Company in its recently initiated store closing sales at 94 of its locations. Those 94 stores will remain open and serving customers through this closing process.

Prior to filing for Chapter 11, the Company conducted extensive marketing processes with respect to its business and certain of its assets, including its distribution center in Sandston, Virginia. The marketing process garnered significant interest, and the Company intends to use these Chapter 11 proceedings to continue pursuing a going-concern sale of its business under the Bankruptcy Code. The Company remains in active negotiations with multiple bidders and hopes to seek Bankruptcy Court approval of a sale of its business in the first few weeks of the Chapter 11 proceedings.

LL Flooring has received a commitment for debtor-in-possession (“DIP”) financing of up to $130 million from its existing bank group led by Bank of America. Following Court approval, the incremental liquidity provided by the DIP financing, combined with cash generated from the Company’s ongoing operations is expected to support the business during these proceedings.

Charles Tyson, President and Chief Executive Officer of LL Flooring, said, “After comprehensive efforts to enhance our liquidity position in a challenging macro environment, a determination was made that initiating this Chapter 11 process is the best path forward for the Company. Today’s step is intended to provide LL Flooring with additional time and financial flexibility as we reduce our physical footprint and close certain stores while pursuing a going-concern sale of the rest of our business. As we move through this process, we are committed to continuing to serve our valued customers, and to working seamlessly with our vendors and partners. I am appreciative of our associates for their ongoing hard work in providing the best experience for our customers.”

LL Flooring has filed a number of customary motions in connection with the Chapter 11 proceedings. Once approved by the Court, those motions will allow the Company to smoothly transition its business into Chapter 11, including by, among other things, granting authority to continue payment of wages and maintain healthcare and other benefits as well as certain other relief customary in these circumstances. The Company has sought authorization to continue honoring customer commitments subject to certain modifications of store operations or policies relating to its acceptance of customer deposits and gift cards. Any updates to store operations or policies will be posted on the Company’s website, where customers can also find a list of locations conducting store closing sales. The Company intends to pay vendors and suppliers in full under normal terms for goods and services provided on or after the Chapter 11 filing date and has requested Court approval to do so.

Additional information about the Company’s Chapter 11 process is available at www.LLFlooringRestructuring.com.

Court filings and other information related to the proceedings are available on a separate website administrated by the company’s claims agent, Stretto, at https://cases.stretto.com/LLFlooring; by calling Stretto representatives toll-free at 855-314-5841, or 714-716-1925 for calls originating outside of the U.S. or Canada; or by emailing Stretto at TeamLLFlooring@stretto.com.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel, Houlihan Lokey is serving as financial adviser, and AlixPartners LLP is serving as restructuring advisor to the Company.

About LL Flooring

LL Flooring is one of the country’s leading specialty retailers of hard-surface flooring with more than 300 stores nationwide. The Company seeks to offer the best customer experience online and in stores, with more than 500 varieties of hard-surface floors featuring a range of quality styles and on-trend designs. LL Flooring’s online tools also help empower customers to find the right solution for the space they’ve envisioned. LL Flooring’s extensive selection includes waterproof hybrid resilient, waterproof vinyl plank, solid and engineered hardwood, laminate, bamboo, porcelain tile, and cork, with a wide range of flooring enhancements and accessories to complement, as well as carpet in select stores. LL Flooring stores are staffed with flooring experts who provide advice, Pro partnership services and installation options for all of LL Flooring’s products, the majority of which is in stock and ready for delivery.

Forward Looking Statements

Certain information in this press release may constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, including but not limited to, the asset purchase agreement and the Chapter 11 proceedings and any other statements that refer to our expected, estimated or anticipated future results or that do not relate solely to historical facts. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “assumes,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “targets,” “potential,” “will likely result,” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control, including, among other things, the following: the outcome of our contingency planning and restructuring activities; settlement discussions or negotiations; the Company’s liquidity, financial performance, cash position and operations; the Company’s strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company’s businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a sale of the Company’s businesses under Section 363 of the U.S. Bankruptcy Code; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of the Company’s businesses; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of any arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to conduct business as usual; the Company’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company’s ability to continue to pay employees, suppliers and vendors; the ability to control costs during Chapter 11 proceedings; adverse litigation; the risk that the Company’s Chapter 11 cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an asset sale of the Company’s businesses pursuant to Section 363 of the U.S. Bankruptcy Code; our inability to maintain compliance with financial covenants and operating obligations which would expose us to potential events of default under our outstanding indebtedness; our ability to incur additional debt or equity financing for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate or other purposes; a significant reduction in our short-term or long-term revenues which could cause us to be unable to fund our operations and liquidity needs or repay indebtedness; and supply chain interruptions or difficulties. Therefore, the reader is cautioned not to rely on these forward-looking statements.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. For a discussion of other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2023, and the Company’s other filings with the Securities and Exchange Commission. Such filings are available on the SEC’s website at www.sec.gov and the Company’s Investor Relations website at https://investors.llflooring.com.

For media inquiries:

Leigh Parrish / Ed Trissel / Spencer Hoffman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449